Exhibit 99.1

SAB Biotherapeutics Announces Appointment of Alexandra Kropotova, M.D.,

as Chief Medical Officer

SIOUX FALLS, S.D., June 6, 2022 -- SAB Biotherapeutics (Nasdaq: SABS), (SAB), a clinical-stage biopharmaceutical company with a novel immunotherapy platform that produces specifically targeted, high-potency, fully human polyclonal antibodies without the need for human donors, today announced the appointment of Alexandra Kropotova, M.D., as Chief Medical Officer (CMO), to play a critical role in progressing SAB’s proprietary immune and autoimmune disorders pipeline.

Dr. Kropotova brings to SAB more than 20 years of experience in all phases of global clinical development, translational medicine and medical affairs. Prior to joining SAB, Dr. Kropotova was the Therapeutic Area Head at Global Specialty R&D at Teva Pharmaceuticals, where she led innovative drug development focused on delivering on a broad portfolio of immunology, respiratory, and immuno-oncology assets spanning from pre-IND to BLA/NDA filing of biologics and complex drug-device combination products.

“Dr. Kropotova is an essential addition to our executive team at SAB,” said Samuel J. Reich, Executive Chairman of SAB Biotherapeutics. “Her impressive track record will be paramount in advancing a robust pipeline spanning immune and autoimmune disorders and ultimately, treating patients in need around the globe.”

“We are excited to welcome Dr. Kropotova to the SAB team as our new Chief Medical Officer,” said Eddie J. Sullivan, Ph.D., co-founder, President and Chief Executive Officer of SAB Biotherapeutics. “Having contributed to the filing of numerous patents and brought a number of new compounds into research and development programs, Dr. Kropotova is joining SAB at the perfect time. Her proven expertise will be instrumental as SAB builds upon our initial proof-of-concept and progresses our discovery and early stage programs in infectious disease, oncology, type 1 diabetes and organ transplantation induction/rejection.”

Prior to her tenure at Teva, Dr. Kropotova served in various roles at Sanofi, including Vice President, Strategy & Strategic Planning Head, North American Medical Affairs; Associate Vice President and subsequently Vice President, Immuno-Inflammation, Global R&D Clinical Development; and Senior Medical Director, Respiratory, Allergy & Anti-Infectives. She served in various roles at Pfizer Inc., most recently as Director & Head of Global Clinical Respiratory and Analgesics. She also serves on the Board of Directors at iBio, a global leader in plant-based biologics manufacturing and development of novel biopharmaceuticals.

“I’m thrilled to be joining such a dedicated team focused on building this groundbreaking technology platform to treat many of today’s most pressing health challenges, such as COVID-19, cancer and diabetes,” Dr. Kropotova said. “I look forward to advancing SAB’s novel therapeutic engine and bringing much needed therapies to patients worldwide.”

Dr. Kropotova received her MBA from Ohio University Graduate School of Business in Athens, Ohio; and her M.D. in Internal Medicine from the Vladivostok State Medical University in Vladivostok, Russia.

About SAB Biotherapeutics, Inc.

SAB Biotherapeutics, Inc. (SAB) is a clinical-stage, biopharmaceutical company advancing a new class of immunotherapies leveraging fully human polyclonal antibodies with a focus on building a leading immune and autoimmune disorders pipeline. SAB has applied advanced genetic engineering and antibody science to develop transchromosomic (Tc) Bovine™ that produce fully human antibodies targeted at specific diseases, including infectious diseases such as COVID-19 and influenza, immune and autoimmune disorders including type 1 diabetes and organ transplantation, and cancer. SAB’s versatile DiversitAb™ platform is applicable to a wide range of serious unmet needs in human diseases. It produces natural, specifically targeted, high-potency, human polyclonal immunotherapies. SAB currently has multiple drug development programs underway and collaborations with the US government and global pharmaceutical companies. For more information on SAB, visit: https://www.SAb.bio/ and follow @SABBantibody on Twitter.

Forward-Looking Statements

Certain statements made herein that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, including the development and efficacy of SAB-185, our influenza program and other discovery programs, our cash runaway into 2023 and potential future government and third-party collaborations or funded programs.

These statements are based on the current expectations of SAB and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, will differ from assumption and are beyond the control of SAB. A further description of risks and uncertainties can be found in SAB’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other periodic reports filed with the Securities and Exchange Commission, all of which will be filed with the U.S. Securities and Exchange Commission and available at https://www.sec.gov/